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                                                                   EXHIBIT 21

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PARENTS AND SUBSIDIARIES

The Company and its subsidiaries* as of April 2, 2002 are as follows:

                                              State (Country) of            Percentage of Voting
Name of Company                                 Incorporation                 Securities Owned
---------------                               ------------------            --------------------
Kellwood Company                              Delaware                                  Parent
American Recreation Products, Inc.            Delaware                                   100%
Kellwood Asia Limited                         Hong Kong                                  100%
Smart Shirts Limited                          Hong Kong                                  100%
South Asia Garment Limited                    Hong Kong                                  100%
KWD Holdings, Inc.                            Delaware                                   100%
Robert Scott & David Brooks
  Outlet Stores, Inc.                         Delaware                                   100%
Tri-W Corporation                             North Carolina                             100%
Halmode Apparel, Inc.                         Delaware                                   100%
Koret of California, Inc.                     California                                 100%
Koret Outlet Stores, Inc.                     Delaware                                   100%
Biflex International, Inc.                    New York                                   100%
Kellwood Financial Resources, Inc.            Tennessee                                  100%
Kellwood Shared Services, Inc.                Delaware                                   100%
Dorby Frocks, Ltd.                            New York                                   100%
Group B Clothing Co., Inc.                    Delaware                                   100%


* Some of the above subsidiaries also have subsidiaries which are not listed because, in the aggregate, they are not considered to be significant.

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